EXHIBIT 10.10

                        COMPAQ COMPUTER CORPORATION
            DEFERRED COMPENSATION AND SUPPLEMENTAL SAVINGS PLAN


                             TABLE OF CONTENTS


ARTICLE I.        ESTABLISHMENT AND PURPOSE

            1.1.  Establishment                                             1
            1.2.  Purpose                                                   1
            1.3.  Application of Plan                                       1

ARTICLE II.       DEFINITIONS AND CONSTRUCTION

            2.1.  Definitions                                               2
            2.2.  Gender and Number; Severability                           5

ARTICLE III.      PARTICIPATION

            3.1.  Eligibility                                               5
            3.2.  Participation                                             5

ARTICLE IV.       EXCESS AND SUPPLEMENTAL SAVINGS BENEFITS

            4.1.  Excess Amount and/or Supplemental Savings Amount          6
            4.2.  Determination of Excess Amount                            6
            4.3.  Determination of Supplemental Savings Amount              6

ARTICLE V.        DEFERRAL AMOUNTS; DEFERRAL ELECTIONS

            5.1.  Types of Deferral Amounts                                 6
            5.2.  Salary Deferral Election                                  6
            5.3.  Bonus Deferral Election                                   7
            5.4.  Deferral Elections                                        8

ARTICLE VI.       PAYMENT OF BENEFITS

            6.1.  Time of Payment of Deferral Amounts                       8
            6.2.  Forms of Payment of Deferral Amounts                      9
            6.3.  Distribution of Accounts for Need                         9
            6.4.  Death Benefits                                            9
            6.5.  Consolidation of Payments                                10
            6.6.  Withholding of Taxes                                     10
            6.7.  Minimum Distributions                                    10
            6.8   Method of Calculation of Payments                        10

ARTICLE VII.      ACCOUNTS; CREDITED INCOME

            7.1.  Participant Accounts                                     11
            7.2.  Investment Options; Crediting of Income                  11
            7.3.  Nature of Account Entries                                11
            7.4.  Vesting                                                  11
            7.5.  Account Statements                                       11

ARTICLE VIII.     ADMINISTRATION OF THE PLAN

            8.1.  Administration                                           12
            8.2.  Rules; Claims For Benefits                               12
            8.3.  Finality of Determinations                               13
            8.4.  Indemnification                                          13

ARTICLE IX.       FUNDING

            9.1.  Funding                                                  13

ARTICLE X.        AMENDMENT; TERMINATION; MERGER

            10.1. Amendment and Termination                                14
            10.2. Change of Control                                        14
            10.3  Automatic Payment                                        14


ARTICLE XI.       GENERAL PROVISIONS

            11.1. Beneficiary Designation                                  14
            11.2. Effect on Other Plans                                    15
            11.3. Nontransferability                                       15
            11.4. Plan Not an Employment Contract                          15
            11.5. Applicable Law                                           15

                         COMPAQ COMPUTER CORPORATION

            DEFERRED COMPENSATION AND SUPPLEMENTAL SAVINGS PLAN

                                 ARTICLE I.
                         ESTABLISHMENT AND PURPOSE

       1.1. Establishment. Effective as of January 1, 1985, COMPAQ COMPUTER CORPORATION (the "Company") established a deferred compensation plan for eligible officers. The plan, which was revised in November 1987, was known as the "Compaq Computer Corporation Deferred Compensation Plan." Effective as of April 1, 1985, the Company also established the "Compaq Computer
Corporation Excess and Supplemental Savings Plan" in order to provide additional benefits to certain of its officers. As of July 23, 1992, the Company combined the aforementioned plans, amending and restating them as the COMPAQ COMPUTER CORPORATION DEFERRED COMPENSATION AND SUPPLEMENTAL SAVINGS PLAN (the "Plan"). The Company now desires to enhance and preserve the benefits  offered hereunder by providing that Plan assets shall  be  held  and invested  by  the  Trustee (to be appointed by the Company), pursuant  to  the
terms   of   the   Compaq  Computer  Corporation  Deferred  Compensation   and
Supplemental  Savings  Trust dated   December 17,  1993  (the  "Trust").   The
Trustee will invest the Plans assets with the goal of achieving the hypothetical investment returns credited to Plan Participants in accordance with Article VII hereof. Payments to the Participants shall be made first from the Trust and second by the Company to the extent that the Trusts assets are not sufficient. The effective date of this amendment and restatement is December 17, 1993. The rights of any Participants in the Plan and the rights of any individual who is an "Eligible Employee" (as defined herein) on or after such effective date shall be governed by the Plan as so amended and restated.

       1.2. Purpose. The objective and purpose of the Plan is to attract competent officers and key executives by offering flexible compensation opportunities to officers and key executives of the Company, and to provide them an opportunity to build an estate or supplement income for use after retirement. The Plan is also intended to compensate the Participant for amounts that cannot be credited to the Participant's accounts under the Investment Plan (as hereinafter defined) by reason of the provisions of Sections 401(a)(17), 401(k), 402(g), and 415 of the Code and the
corresponding provisions of the Investment Plan or by reason of the Participant's election to participate hereunder.

       1.3. Application of Plan. The Plan shall be applicable only with respect to the eligible corporate officers and key executives of the Company. This Plan is intended to be an unfunded plan maintained by the Company primarily to provide deferred compensation for a select group of management and highly compensated employees. As such the Plan shall be exempt from the participation, vesting and funding requirements of Parts 2 and 3 of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and shall be subject to the limited reporting and disclosure requirements (under Part 1 of Title I of ERISA) applicable to such plans.

                                ARTICLE II.
                        DEFINITIONS AND CONSTRUCTION

       2.1.   Definitions.   Whenever used in the Plan,  the  following  terms
shall have the meaning set forth below unless otherwise expressly provided:

            (a)   "Accounts"  means  the  recordkeeping  accounts  which   are
                  maintained under the name of a Participant to account for any Salary Deferral Amounts, Bonus Deferral Amounts, Excess Amounts, Supplemental Savings Amounts, and Credited Income thereon, which may be credited from time to time.

                  (i)   Salary   Deferral  Account  -  a  separate  subaccount
                        maintained to account for a Participant's Salary Deferral amount plus Credited Income thereon.

                  (ii)  Bonus   Deferral  Account  -  a  separate   subaccount
                        maintained  to  account  for  a  Participant's   Bonus
                        Deferral Amount plus Credited Income thereon.

                  (iii) Excess  Account - a separate subaccount maintained  to
                        account   for  a  Participant's  Excess  Amount   plus
                        Credited Income thereon.

                  (iv) Supplemental Savings Account - a separate subaccount maintained to account for a Participant's Supplemental Savings Amount plus Credited Income thereon.

                  In  its  sole  and exclusive discretion, the  Committee  may
                  combine,   aggregate  or  separately  state   all   or   any
                  combination of the above Accounts or subaccounts in any manner and for any administrative purpose it may deem fit provided, however, no such combination shall impair the purposes of the Plan.

            (b)   "Affiliate"  means  an  entity  which  is  a  member  of   a
                  controlled group of corporations (as defined in Section 414(b) of the Code) which includes the Company.

            (c) "Annual Addition" means an "annual addition" within the meaning of 415(c)(2) of the Code and as further defined in the Investment Plan.

            (d) "Beneficiary" means the person, persons or trust designated by a Participant as provided in Section 11.1, or designated as a beneficiary under the terms of Section 11.1.

            (e) "Board of Directors" means the Board of Directors of the Company.

            (f) "Bonus" means any management incentive or other bonus award which an Eligible Employee may become eligible to receive.

            (g) "Bonus Deferral Amount" means that portion of an Eligible Employee's Bonus which he has elected to defer, as provided in Section 5.3.

            (h)   "Change  of  Control" shall be deemed to have  occurred  if:
                  (i) any "person" as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the beneficial owner, (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities; (ii) during any period of two consecutive years individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii), or (iv) of this Section 2.1(h)) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board of Directors; (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than 30% of the combined voting power of the Company's then outstanding securities shall not constitute a Change in Control of the Company; or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

            (i) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

            (j) "Committee" means the committee of persons appointed by the Board of Directors of the Company, as provided in Section
                  8.1. The Committee shall serve as plan administrator, within the meaning of ERISA.

            (k)   "Company" means COMPAQ COMPUTER CORPORATION.

            (l) "Credited Income" means the assumed earnings credited to a Participant's Account, as provided in Sections 7.2.

            (m) "Deferral Amounts" means Salary Deferral Amounts, Excess Amounts, Supplemental Savings Amounts and/or Bonus Deferral Amounts, as more fully described in Article V.

            (n) "Deferral Payment Date" means the payment date, as specified by a Participant on his Salary Deferral Amount or Bonus Deferral Amount election form, on which he elects to have his applicable amount paid or commence being paid.

            (o) "Eligible Employee" means a key employee of the Company or an Affiliate who has a grade 110 or above (or its equivalent) and who is a United States resident paid on a United States payroll.

            (p) "Excess Amount" means the amount creditable to the Excess Account of a Participant pursuant to Section 4.2.

            (q) "Investment Options" means the optional forms of determining Credited Income with respect to Participants' Accounts, which the Committee, in its discretion, may elect to establish pursuant to Section 7.2.

            (r) "Investment Plan" means the Compaq Computer Corporation Investment Plan, as it may be amended from time to time.

            (s) "Participant" means an Eligible Employee who has elected, under the terms and conditions of the Plan, to defer payment of all or a portion of his bonus or salary, and/or who is credited with an Excess Amount or a Supplemental
                  Savings Amount. A Participant who is not currently an Eligible Employee but whose Account under this Plan is
                  credited  with  a  balance  shall  be  referred  to  as   an
                  "Inactive Participant." The term "Participant" shall include Eligible Employees, former Eligible Employees, and employees other than Eligible Employees, so long as any such individual has a balance credited to his Account.

            (t)   "Plan"   means  the  COMPAQ  COMPUTER  CORPORATION  DEFERRED
                  COMPENSATION AND SUPPLEMENTAL SAVINGS PLAN as set forth herein, and as it may be amended from time to time.

            (u)   "Plan  Year"  means  the  12-month  period  beginning   each
                  January 1 and ending December 31 of such year.

            (v) "Plan Year Quarter" means the three (3) month periods in each Plan Year ending on March 31, June 30, September 30 and December 31, respectively.

            (w) "Salary Deferral Amount" means that portion of an Eligible Employee's Base Salary, which he has elected to defer, as provided in Section 5.2.

            (x)   "Supplemental  Savings Amount" means the  amount  creditable
                  to   the  Supplemental  Savings  Account  of  a  Participant
                  pursuant to Section 4.3.

       2.2. Gender and Number; Severability. Except when otherwise indicted by the context, any masculine terminology when used in the Plan shall also include the feminine gender and the definition of any term in the singular shall also include the plural. In the event any provision of the Plan shall be held invalid or illegal for any reason, any illegality or invalidity shall not affect the remaining parts of the Plan, but the Plan shall be construed and enforced as if the illegal or invalid provision had never been inserted, and the Company shall have the privilege and opportunity to correct and remedy such questions of illegality or invalidity by amendment as provided in the Plan.


                                ARTICLE III.
                               PARTICIPATION

       3.1. Eligibility. The Committee shall provide each Eligible Employee with notice of his status as an Eligible Employee, so as to permit such Eligible Employee the opportunity to make the elections provided for under
Article V. Such notice may be given at such time and in such manner as the Committee may determine from time to time, and shall advise the Eligible Employee of the time and manner for filing his election for which he qualifies. Each Eligible Employee shall be eligible to participate in all features of the Plan for which he qualifies. In addition, all Eligible Employees who are subject to the contribution criteria set forth in Section
4.2 shall be eligible to receive credit for an Excess Amount for Plan Years that they are subject to such criteria.

      3.2.  Participation.

            (a)   In   General.    An   Eligible  Employee  shall   become   a
                  Participant in this Plan as of the first day of the calendar year immediately following the calendar year during which: (i) the Committee receives his deferral election pursuant to Article V or (ii) the Committee credits the Participant with an Excess Amount or Supplemental Savings Amount. Individuals becoming Eligible Employees on or after the first day of any Plan Year may not become Participants and may not make deferral elections except with respect to amounts otherwise payable in the succeeding calendar year.

            (b) Cessation of Status as Eligible Employee. If an Eligible Employee with a Salary Deferral Amount and/or Bonus Deferral Amount election in effect for a particular Plan
                  Year ceases to be an Eligible Employee during such Plan Year, his election with respect to a Salary Deferral Amount shall terminate effective as of the close of the payroll period during which he ceases to be an Eligible Employee. Such Employee's election with respect to his Bonus Deferral Amount shall terminate as of the first day on which he no longer qualifies as an Eligible Employee. The provisions in the preceding two sentences only relate to the discontinuance of the Deferral Amount elections for the remainder of the Plan Year in which the Employee terminates employment. Amounts credited to such person's Accounts under any such election prior to its discontinuance shall be payable pursuant to the terms of such election.


                                ARTICLE IV.
                  EXCESS AND SUPPLEMENTAL SAVINGS BENEFITS

       4.1. Excess Amount and/or Supplemental Savings Amount. Each Eligible Employee and Participant shall be credited with an Excess Amount and/or a Supplemental Savings Amount as provided in sections 4.2 and 4.3.

       4.2. Determination of Excess Amount. Each Eligible Employee shall be credited with an Excess Amount under the Plan for the applicable Plan Year equal to the Annual Addition, if any, not allocated to his account under the Investment Plan for the Plan Year due to, or in excess of, the limitations of Sections 401(a)(17), (k) and (m), 402(g), and 415 of the Code and the corresponding provisions of the Investment Plan. The determination of an Eligible Employee's Excess Amount shall be made no later than as of the last day of the Plan Year and such Excess Amount shall be credited to his Excess Account under the Plan as of such date.

       4.3. Determination of Supplemental Savings Amount. Each Eligible Employee shall be credited with a Supplemental Savings Amount on the last day of each Plan Year Quarter equal to 100% of such Eligible Employee's Salary Deferral and Excess Amounts but not to exceed 6% of such Eligible Employee's Considered Compensation as defined in the Investment Plan (calculated without regard to I.R.C. Section 401(a)(17)) less such Eligible Employee's actual or accrued Employer Matching Contribution as defined in the Investment Plan.


                                 ARTICLE V.
                    DEFERRAL AMOUNTS; DEFERRAL ELECTIONS

       5.1.   Types  of  Deferral Amounts.  There are two  types  of  Deferral
Amounts which may be applicable to a Participant under the Plan; Salary Deferral Amounts as described in section 5.2, and Bonus Deferral Amounts as described in Section 5.3.

      5.2.  Salary Deferral Election.

            (a) Salary Deferral Amount. An Eligible Employee may elect to defer all or any portion of 50% of his Base Salary (as hereinafter defined) which he may be entitled to receive from the Company. For purposes of this Section 5.2, Base Salary is a Participant's regular gross salary that is subject to Social Security Tax pursuant to Internal Revenue Code Section 3100 et. seq. Notwithstanding anything contained herein to the contrary, if a deferral hereunder would otherwise result in the Participant's Base Salary not equalling or exceeding the Social Security Contribution and Benefit Base as defined in Section 230 of the Social Security Act, then only the regular gross salary exceeding the Social Security Contribution and Benefit Base as defined in Section 230 of the Social Security Act shall be deferred pursuant to this Section. The amount to be so deferred shall be specified in such manner as shall be determined by the Committee.

            (b) Election of Salary Deferral Amount. To make an election of a Salary Deferral Amount for any calendar year, the Eligible Employee must file a deferral election form with the Committee in accord with such rules as are set by the Committee, but in no event later than the last business day of the calendar year preceding the Plan Year for which the election is made. Each such election shall be made with respect to a specific calendar year and all payroll periods applicable to the Eligible Employee which begin within such calendar year. An election filed for a calendar year shall only be applicable for such calendar year.

            (c) Treatment of New Eligible Employees. If an individual first becomes an Eligible Employee on or after the first day of a calendar year, such Eligible Employee may not make a Salary Deferral Amount election for the remaining payroll periods of such calendar year.

      5.3.  Bonus Deferral Election.

            (a)   Bonus  Deferral Amount.  An Eligible Employee may  elect  to defer all or any portion of any Bonus he may be awarded by the Company. The amount to be so deferred shall be specified in such manner as shall be determined by the Committee. However, in no event may an Eligible Employee elect to defer any portion of any Bonus unless the aggregate payments by the Company to him after such deferral during the calendar year will equal or exceed the Social Security Contribution and Benefit base as defined in
                  Section 230 of the Social Security Act.

            (b) Election of Bonus Deferral Amount. To make an election of a Bonus Deferral Amount, the Eligible Employee must file a deferral election form with the Committee. Each such election shall be made with respect to a calendar year and all Bonus awards made by the Company which are made within such calendar year. To make an effective Bonus Deferral Amount election for a calendar year, the Eligible Employee must file the appropriate deferral election form with the Committee in accord with such rules as are set by the Committee, but in no event later than the last business day of the calendar year preceding the Plan Year for which the election is made.

            (c) Treatment of New Eligible Employee. If an individual first becomes an Eligible Employee on or after the first day of a calendar year, such Eligible Employee may not make a Bonus Deferral Amount election for such calendar year.

       5.4. Deferral Elections. All Salary Deferral Amount and Bonus Deferral Amount elections, as provided under Section 5.2 and 5.3, respectively, shall be made on such deferral election forms as are prescribed by the Committee. Each election form shall specify the nature of the Deferral Amount, the form of payment which is to be applicable with respect to such designated Deferral Amount, as provided in Article VI, the Beneficiary or Beneficiaries to receive any death benefit applicable to the subject amount, as provided in Sections 6.5 and 11.1 and the Deferral Payment Date on which payment is to commence with respect to such Deferral Amount. Such Deferral Payment Date must be at least three (3) years after the date of the filing of the election form but in all events shall commence no later than the January 1, April 1, July 1 or October 1 following the third anniversary of the employee's termination of employment with the Company or related entities. Except as otherwise provided in this Article V, all such Salary Deferral Amount and Bonus Deferral Amount elections shall become irrevocable for the subject calendar year once the calendar year has commenced. An Eligible Employee may change or revoke his Salary Deferral
Election under Section 5.2 and may change or revoke his Bonus Deferral election under Section 5.3 pursuant to such rules as are set by the Committee but in no event may any such election be amended or revoked after the last business day of the calendar year preceding the Plan Year for which the election is made. Only Eligible Employees may file deferral election forms as provided for in this Section 5.4 and Sections 5.2 and 5.3, and Inactive Participants are not eligible to file such forms.



                                ARTICLE VI.
                            PAYMENT OF BENEFITS

       6.1. Time of Payment of Deferral Amounts. On each deferral election form filed by a Participant, such Participant shall specify the Deferral Payment Date on which benefit payments under the Plan are to be made or commence with respect to the Deferral Amount covered by such deferral election. In making such designation, the Participant may designate any January 1, April 1, July 1, or October 1 date of a specified year after the Plan Year as a Deferral Payment Date. Where an Eligible Employee has made a designation to receive an amount in annual installments, as permitted under
Section 6.2, his "Deferral Payment Date" shall be the date on which the first installment payment is to be paid and on the anniversary thereof in each subsequent years. If for any reason the Eligible Employee fails to make an effective Deferral Payment Date designation, his Deferral Payment Date for the amount that is the subject of the deferral election shall be the first day of the calendar quarter next following the date on which the Eligible Employee terminates employment with the Company and related entities. Except as otherwise provided in this Article VI, all benefit payments under the Plan with respect to Deferral Amounts and Bonus Deferral Amounts shall be made to the Participants on the Deferral Payment Dates as specified in his applicable deferral election forms, as provided in the next preceding sentence (if applicable). Payments with respect to Excess Amounts and Supplemental Savings Amounts shall be made on the same dates and in the same manner as the Salary Deferral Amounts for the same subject calendar year.

      6.2.  Forms of Payment of Deferral Amounts.

            (a) In General. On each deferral election form filed by a Participant, such participant shall specify the form of payment for the amounts attributable to the Deferral Amount covered by such deferral election. In making such designation, the Participant may designate payment in the form of a single lump sum payment or payment in the form of annual installment payments payable for not less than two
                  (2) but no more than fifteen (15) years. Annual installment payments will be paid once a year beginning on the date specified on the applicable deferral election form, as provided in Section 6.1. If for any reason the participant fails to make an effective designation under this Section 6.2, payment of the amount that is the subject of the deferral election shall be made in the form of a single lump sum payment on the date as specified in Section
                  6.1. Except as otherwise provided in this Article VI, all benefit payments under the Plan with respect to a Participant's Salary Deferral Amounts or Bonus Deferral Amounts shall be made to the Participants in the payment forms as specified on his applicable deferral election forms.

            (b) Payment of Deferral Amounts Following Termination of Employment. Upon a Participant's termination of employment prior to attainment of age 55, the Deferral Amounts shall be paid to such Participant as previously designated, provided, however, that all lump sum or installment payments scheduled for payment after the fifth anniversary of the Participant's termination of employment shall be paid on the first day of the first calendar quarter next following such fifth anniversary.

        6.3. Distribution of Accounts for Need. Notwithstanding the provisions of Sections 6.1 and 6.2, a Participant shall receive a distribution of his Accounts under the Plan in the event of a financial hardship that is due to an unanticipated emergency beyond the control of the Participant or the Participant's dependents or family. The Committee shall determine such financial hardship in its sole and complete discretion and any such distribution shall be limited to the amount necessary to meet the emergency.

       6.4.   Death  Benefits.   If a Participant shall  die  with  a  balance
credited to his Accounts, such balance shall be paid to his applicable designated Beneficiary or Beneficiaries as provided herein. With respect to all amounts which have not been paid as of the Participant's death, the then current balance of each such amount payable to a designated Beneficiary shall be paid to the designated Beneficiary under the form of payment as elected for such Beneficiary, as provided for in Section 11.1. In the absence of a designated form of payment to a Beneficiary, the Beneficiary shall be paid in ten (10) annual installments, with the first of such annual installment payments being paid to the designated Beneficiary the first day of the first calendar quarter next following the death of the Participant, and subsequent installment payments being paid on the anniversaries of such date thereafter. Each Beneficiary of a deceased Participant who is receiving the death benefit payments provided for in this Section 6.4 shall have the amounts to be paid to the Beneficiary credited to a subaccount in the name of the Beneficiary under the deceased Participant's Account, and such subaccount shall be adjusted time to time as provided in Section 7.2, including, without limitation, adjustments for the crediting of Credited Income thereto. The crediting of such subaccount shall be for bookkeeping purposes and shall not represent a transfer or segregation of assets for the benefit of such Beneficiary, but the Beneficiary may select such Investment Options pursuant to Section 7.2 as if the Beneficiary were a Participant.

       6.5. Consolidation of Payments. In any case where a Participant is receiving more than one benefit payment under Section 6.2 and 6.3 during a Plan Year, the Committee may, in its sole, discretion elect at any time during such Plan Year to consolidate such payments into a lesser number of payments payable on such Plan Year Quarter date as the Committee determines.

       6.6. Withholding of Taxes. The Company shall have the right to deduct from all payments made under the Plan any federal, state or local taxes required by law to be withheld with respect to such payments.

       6.7. Minimum Distributions. If a Participant's employment with the Company has terminated, and if such Participant has elected (or is entitled) to receive distributions from the Plan in an amount (or which is reasonably expected) to be an amount of less than $10,000 annually, the Committee in its sole and exclusive discretion may pay to such Participant, in lieu of such annual amount, the total vested balance in such Participant's Accounts immediately upon termination. In the alternative, the Committee in its discretion may increase such Participant's annual payments to $10,000 and reduce the total number of payments to be paid in proportion to such increased payment but may not otherwise accelerate the time of the payments.

       6.8. Method of Calculation of Payments. For purposes of computing the amount of any distribution to a Participant or a Beneficiary, the balance in such Participant's or Beneficiary's Account (as of the date preceding the payment date) shall be multiplied by a fraction, the numerator of which equals one and the denominator of which equals the number of years that such Participant or Beneficiary has elected to defer payments under this Article 6 less the number of payments such Participant or Beneficiary has previously received pursuant to this Section.



                                ARTICLE VII.
                         ACCOUNTS; CREDITED INCOME

       7.1. Participant Accounts. The Committee shall maintain, or cause to be maintained, bookkeeping Accounts for each Participant for the purpose of accounting for the Participant's beneficial interest under the Plan. The establishment and maintenance of separate Accounts for each Participant shall not be construed as giving any person an interest in assets of the Company or a right to payment other than as provided hereunder. Benefits hereunder shall constitute an unsecured general obligation of the Company, but the Company has created reserves held in Trust in accordance with the terms thereof.

       7.2. Investment Options; Crediting of Income. The Committee shall credit Accounts with Credited Income at the rate of return generated by one
(1) or more of the Investment Options established by the Committee and selected by the Participants. The Committee shall establish separate funds for bookkeeping purposes to measure a hypothetical rate of return over a period designated by the Committee. The Committee may, but need not, provide for such options as are substantially similar (if not identical) to those provided under the Investment Plan. Such Investment Options and the relevant funds shall be established for bookkeeping purposes only and shall not require the establishment of actual corresponding funds by the Committee or the Company. Any establishment, addition or deletion of Investment Options shall be in the sole and absolute discretion of the Committee. The Committee shall promulgate uniform procedures applicable to all Participants for allocating and transferring amounts credited to individual Accounts based on the performances of the various Investment Options, and may, in its sole discretion, establish uniform procedures for Participant direction and election amongst such funds, including the designation of an Investment Option for Participants in the absence of a Participant election.

       7.3. Nature of Account Entries. The establishment and maintenance of Participants' Accounts shall be merely bookkeeping entries and shall not be construed as giving any person an interest in any specific assets of the Company or of any subsidiary of the Company or Trust or a right to payment or other than as provided hereunder. Benefits hereunder shall constitute an unsecured general obligation of the Company, but the Company has provided for amounts to be held in trust on the Company's behalf under the Trust.

        7.4. Vesting. A Participant shall have a fully vested and nonforfeitable beneficial interest in the balance standing to the credit of his Salary Deferral, Bonus Deferral, Supplemental Savings and Excess Accounts as of any relevant date, subject to the conditions and limitations on the payment of amounts credited to such Accounts as provided in the Plan.

       7.5. Account Statements. The Committee shall provide each Participant with a statement of the status of his Accounts under the plan. The Committee shall provide such statement annually at such other times as the Committee may determine from time to time, and such statement shall be in the format as presented by the Committee.


                               ARTICLE VIII.
                         ADMINISTRATION OF THE PLAN

       8.1. Administration. The Plan shall be administered by a committee of persons appointed by the Board of Directors of the Company provided, however, that such Committee may consist solely of one person. A majority of the members of the Committee shall constitute a quorum and the acts of a majority of the members present, or acts approved in writing by a majority of the members without a meeting, shall be the acts of the Committee. The Committee shall have that authority which is expressly stated in the Plan as vested in the Committee, and authority to make rules to administer and interpret the Plan, to decide questions arising under the Plan, and to take such other action as may be appropriate to carry out the purposes of the Plan.

       8.2. Rules; Claims for Benefits. The Committee shall adopt and establish such rules and regulations with respect to the administration of the Plan as it deems necessary and appropriate. In the event that a Participant, a Beneficiary or the Company claims any right hereunder, he may submit such information as he deems necessary or appropriate. The Committee and the claimant shall in good faith attempt to resolve the claim in an expeditious and informal manner. If the Committee and the claimant fail to resolve the claim, a written notice of such failure shall be furnished to the claimant within ninety (90) days after the claim is filed with the Committee. Such notice shall refer, if appropriate, to pertinent provisions of the Plan or the Trust, shall set forth in writing the reasons for denial of the claim and where appropriate shall explain how the claimant can perfect the claim. If the claim is denied, in whole or in part, the claimant shall also be notified in writing that a review procedure is available. Thereafter, within ninety (90) days after receiving the written notice of the Committee's failure to resolve the claim, the claimant may request in writing, and shall be entitled to one, de novo review meeting with a person or persons appointed by the Company to review the Committee's decisions or findings (the "Reviewer"). The Reviewer shall be independent of the Committee and the
Company and not reportable to any member of the Committee. In addition, the Reviewer shall not have received any payment from the Company in the three years prior to his appointment as Reviewer except for those payments to him for services as a Reviewer. The claimant may present reasons why the claim should be allowed. The claimant shall be entitled to be represented by counsel at this review meeting. The claimant may also submit a written statement of his claim and the reason for requesting a review of the claim.
Such statement may be submitted in addition to, or in lieu of, the review meeting. The Reviewer shall develop and retain a new administrative record of all relevant information. If the claimant does not request a review meeting within ninety (90) days after receiving written notice of the Committee's failure to resolve the claim, the claimant shall be deemed to have accepted the Committee's written disposition, unless the claimant shall have been physically or mentally incapacitated so as to be unable to request review within such period. A decision on review of the claim by the Reviewer shall be made within sixty (60) days after review, and a written copy of such decision shall be delivered to the claimant and the Committee. If special circumstances require an extension of the ordinary period, the Reviewer shall so notify the claimant. In any event, if a claim is not determined within one hundred twenty (120) days after submission for review, it shall be deemed to be granted. The Reviewer shall have the right to request and receive from a claimant such additional information, documents or other evidence as the Reviewer may reasonably require. To the extent required by law, completion of the claims procedures described in this Article VIII shall be a mandatory precondition that must be complied with prior to the commencement of a legal or equitable action by a person claiming rights under the Plan or the Trust. The Committee and the claimant may by mutual agreement waive these procedures as a mandatory condition to such action. In no event shall the claims procedure set forth in this Article VIII be applied to circumvent or have the effect of modifying either the manner of payment or the time of commencement of payment under the terms of the Plan.

       8.3. Finality of Determinations. Except as provided by law, all determinations of the Reviewer to any matter arising under the Plan, including questions of construction and interpretation shall be binding and conclusive upon all interested parties

       8.4. Indemnification. To the extent permitted by law and the Company's bylaws, the member of the Committee, the Reviewer, and the Trustee, its agents, and the officers, directors, and employees of the Company shall be indemnified and held harmless by the Company against and from any all loss, cost, liability, or expense that may be imposed upon or may be reasonably incurred by them in connection with or resulting from any claim, action, suit, or proceeding to which they may be a party or in which they may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by them in settlement (with the Company's written approval) or paid by them in satisfaction of a judgment in any such action, suit or proceeding.


                                ARTICLE IX.
                                  FUNDING

       9.1. Funding. It is intended that the Company is under a contractual obligation to make the payments when due under the Plan or as the Committee or the Reviewer may direct. All amounts paid under the Plan shall be paid in cash first, from Trust assets and then from the general assets of the Company. Benefits hereunder and Credited Income shall also be reflected on the accounting records of the Company, as provided for under the Plan. No Participant shall have any right, title or interest whatsoever in or to any investment reserves, trust, accounts, or funds that the Company may purchase, establish or accumulate to aid in providing the benefit payments described in the Plan except as provided for under the Trust. Participants and Beneficiaries shall not acquire any interest under the Plan greater than that of unsecured general creditors of the Company. Shortly after the end of each Plan Year the Committee will calculate the total Account Balances of all
Participants. If such aggregate balance exceeds the total net assets of the Trust, the Company shall contribute such excess to the Trust. If the Trust's net assets exceed the aggregate balance of the Participants' Accounts, the Committee will credit such excess against any liabilities or other obligations of the Company to the Trust. In the event funds of the Trust are returned to the Company or paid for the benefit of its general creditors, all payment obligations under this Plan shall be due immediately and the Company hereby acknowledges that the obligations hereunder accrued not by reason of the events described in this sentence but by reason of payments that otherwise would have been paid previously, but for this Plan.



                                 ARTICLE X.
                       AMENDMENT; TERMINATION; MERGER

       10.1. Amendment and Termination. The Board of Directors of the Company or the Committee acting on behalf of such Board, may amend, modify, or terminate the Plan at any time but in no event shall any such amendment, modification or termination result in a reduction in any Participant's Accounts or postpone the time of payment thereunder as of the time of such amendment, modification or termination unless, the Board of Directors of the Company or the Committee acting on behalf of the Board, and any Participant, Beneficiary or employee who suffers such a reduction or postponement by reason of such proposed amendment, modification or termination, consents in writing to such amendment, modification or termination, and such consent is filed with the Board of Directors or the Committee in the calendar year preceding the effective date of the proposed amendment, modification or termination. In the event of a termination of the Plan, no further deferral elections may be made under the Plan and amounts which are then payable, or which become payable under the terms of the Plan, shall be paid as scheduled in accordance with the provisions of the Plan.

       10.2. Change of Control. In the event of a Change of Control of the Company, all benefits hereunder shall become immediately due and payable if the Participant voluntarily or involuntarily terminates employment on or before the second anniversary of such change in control and each Participant shall have the right to receive his benefits hereunder in a single lump sum payment.

       10.3. Automatic Payment. Notwithstanding anything contained herein to the contrary, if it has been finally determined that funds held pursuant to this Plan and the relevant Trust or Credited Income are includable in the taxable income of a Participant or his Beneficiary, such funds shall be immediately distributed to such Participant or Beneficiary. For purposes of this Section, a final determination shall occur when a decision is determined by the highest court which could otherwise render a decision (or the Participant and the Internal Revenue Service have reached a final agreement) in this regard.

                                ARTICLE XI.
                             GENERAL PROVISIONS

        11.1. Beneficiary Designation. A Participant shall designate a Beneficiary or Beneficiaries who, upon his death, are to receive payments that otherwise would have been paid to him under the Plan. All Beneficiary designations shall be in writing and on a form prescribed by the Committee for such purpose, and any such designation shall only be effective if and when delivered to the Committee during the lifetime of the Participant. On the Beneficiary designation form, the Participant may also designate the form of payment to the designated Beneficiary. Any such designated form of payment must be a form as permitted under the Plan. A Participant may from time to time during his lifetime change a designated Beneficiary or
Beneficiaries (or change a designated form of payment to a Beneficiary) by filing a new Beneficiary designation form with the Committee. In the event a designated Beneficiary of a Participant predeceases the Participant, the designation of such Beneficiary shall be void. If a designated Beneficiary dies after the Participant, but before all death benefit payments relating to such Beneficiary have been paid, the remainder of such death benefit payments shall be continued to such Beneficiary's estate, unless the Participant had designated on the applicable Beneficiary designation form a method of payment to a contingent Beneficiary. In the event a Participant shall fail to designate a Beneficiary or Beneficiaries with respect to any death benefit payments, or if for any reason such designation shall be ineffective, in whole or in part, any payment that otherwise would have been paid to such Participant shall be paid to his estate, and in such event, his estate shall be his Beneficiary with respect to such payments.

       11.2. Effect on Other Plans. Deferred Amounts shall not be considered as part of a Participant's compensation for the purpose of any savings or pension plan maintained by the Company, but such amounts shall be taken into account under all other employee benefit plans maintained by the Company in the year in which such amounts would have been payable in the absence of a deferral election; provided, however, that such amounts shall not be taken into account to the extent the inclusion thereof would jeopardize the tax-qualified status of the plan to which they relate.

       11.3. Nontransferability. No right or interest of any Participant in the Plan shall be assignable or transferable in whole or in part, either voluntarily or by operation of law or otherwise, or be subject to payment of debts of any Participant by execution, levy, garnishment, attachment, pledge, bankruptcy, or in any other manner. Notwithstanding the foregoing, upon receipt of a copy of a decree from a court of competent jurisdiction which finally declares a Participant's spouse as having property rights to a portion of the amounts credited to such Participant's Accounts, the Committee shall segregate such portion from the Participant's Accounts and hold that portion for the benefit of the spouse. For purposes of crediting Credited Income on and determining the timing of the distribution of such segregated amounts, such segregated amounts shall be treated as if they had remained part of the Participant's Account but subject to such Investment Option elections as are made by the spouse. In receiving payment of such amount, and in designating Beneficiaries, the Spouse shall be treated as if he or she was a Participant; provided that the spouse shall not be entitled to begin receiving payments hereunder before the earliest date that the Participant could have recovered payments under this Plan.

       11.4. Plan Not an Employment Contract. The Plan is not an employment contract. It does not give to any person the right to be continued in employment, and all Eligible Employees and employees remain subject to change of salary, transfer, change of job, discipline, layoff, discharge, or any other change of employment status.

       11.5. Applicable Law. The Plan shall be governed and construed in accordance with the laws of the State of Texas, except to the extent such laws are preempted by any applicable Federal law.